Exhibit 99.1

NEWS RELEASE

CONTACT: CONMED Corporation Luke A. Pomilio Chief Financial Officer 315-624-3202

CONMED Corporation Adds Health Care Executive Martha Goldberg Aronson to its Board of Directors

Utica, New York, February 23, 2016 – CONMED Corporation (NASDAQ: CNMD) today announced that it has added Martha Goldberg Aronson to its Board of Directors, effective immediately.

“We are pleased to welcome Martha to our Board of Directors,” commented Mark Tryniski, Chairman of CONMED’s Board of Directors. “We look forward to leveraging her years of diversified health care experience, financial management, and international expertise to help CONMED deliver on a myriad of opportunities within its key markets.”

Curt R. Hartman, President and Chief Executive Officer of CONMED, added, “Martha’s proven track record of executive and operational leadership in the health care industry will make her a meaningful contributor in supporting CONMED’s growth strategy and helping us drive increased shareholder value.”

Ms. Aronson most recently served as Executive Vice President and President, Global Healthcare at Ecolab, Inc., where she was responsible for the profit and loss of the company’s global healthcare division with approximate revenues of $600 million. She also served as a member of Ecolab’s Executive Committee. She previously was President, North America at Hill-Rom Holdings, Inc., where she oversaw all aspects of a $1 billion business. Prior to Hill-Rom, Ms. Aronson spent 18 years at Medtronic, Inc., where she was also a member of the Executive Committee, in roles of increasing responsibility, including her last position as Senior Vice President and Chief Talent Officer. Her other roles at Medtronic included Vice President, Investor Relations, as well as an international assignment where she was Vice President responsible for profit and loss for five businesses in Western Europe with over $450 million in revenue. Ms. Aronson also held several managerial positions at Medtronic in marketing and product management. Ms. Aronson began her distinguished career as an associate consultant at Bain and Company, Inc.

Ms. Aronson is currently a member of the Board of Directors at Hutchinson Technology, Inc. (NASDAQ: HTCH) and the Guthrie Theater. Ms. Aronson has received a number of awards and accolades throughout her professional career for her outstanding leadership skills and accomplishments in the health care industry, including being named as one of the 35 most influential women in health care in Minnesota in 2014.

“I am excited to be joining CONMED’s team at such a pivotal time in the Company’s history,” commented Ms. Aronson. “I look forward to working with CONMED’s Board and management team as they continue to revitalize the business.”

Ms. Aronson received her MBA from the Harvard Graduate School of Business Administration and a Bachelor of Arts in Economics from Wellesley College.

About CONMED Corporation

CONMED is a medical technology company that provides surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties, including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology. The Company distributes its products worldwide from several manufacturing locations. CONMED has a direct selling presence in 17 countries and international sales constitute approximately 50% of the Company’s total sales. Headquartered in Utica, New York, the Company employs approximately 3,500 people. For more information, visit www.conmed.com.

Forward Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. For example, all statements regarding the payment of cash dividends in future periods are forward-looking statements. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.